Exhibit 99.1

SELECTED FINANCIAL DATA

Exelon

     Exelon and Generation have reclassified their December 31, 2004 and previous financial statements for the presentation of certain businesses as discontinued operations within Exelon’s and Generation’s Consolidated Statements of Income and a change in the reportable segments presented by Exelon. As discussed in Notes 25 and 26 of Exelon’s Notes to Consolidated Financial Statements, on January 31, 2005, subsidiaries of Generation completed a series of transactions that resulted in Generation’s sale of its investment in Sithe. In addition, during 2004 and 2003, Exelon sold or unwound substantially all components of Enterprises and AllEnergy Gas & Electric Marketing LLC (AllEnergy), a business within Exelon Energy. As a result, the results of operations and any gain or loss on the sale of qualifying components of Enterprises have been presented as discontinued operations within Exelon’s Consolidated Statements of Income. As Exelon sold or wound down substantially all components of Enterprises, Exelon determined that it would no longer present Enterprises as a reportable segment. Accordingly, the remaining Enterprises businesses are reported within “Other.”

     The selected financial data presented below has been derived from the audited consolidated financial statements of Exelon. This data is qualified in its entirety by reference to and should be read in conjunction with Exelon’s Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation filed as Exhibit 99.2 to this current report on Form 8-K.

     Results for 2000 reflect the effects of the merger of Exelon Corporation, Unicom and PECO on October 20, 2000. That merger was accounted for using the purchase method of accounting with PECO as the acquiring company. Accordingly, financial results for 2000 consist of PECO’s results for 2000 and Unicom’s results after October 20, 2000.

	For the Years Ended December 31,
in millions, except for per share data	2004	2003	2002	2001	2000

Statement of Income data:
Operating revenues	$14,133	$15,148	$14,060	$13,978	$7,060
Operating income	3,499	2,409	3,280	3,406	1,562
Income from continuing operations	$1,870	$892	$1,690	$1,448	$606
Loss from discontinued operations	(29)	(99)	(20)	(32)	(44)
Income before cumulative effect of changes in accounting principles	1,841	793	1,670	1,416	562
Cumulative effect of changes in accounting principles (net of income taxes)	23	112	(230)	12	24

Net income	$1,864	$905	$1,440	$1,428	$586

Earnings per average common share (diluted):

Income from continuing operations	$2.79	$1.36	$2.60	$2.24	$1.49
Loss from discontinued operations	(0.04)	(0.15)	(0.03)	(0.05)	(0.11)
Income before cumulative effect of changes in accounting principles	2.75	1.21	2.57	2.19	1.38
Cumulative effect of changes in accounting principles (net of income taxes)	0.03	0.17	(0.35)	0.02	0.06

Net income	$2.78	$1.38	$2.22	$2.21	$1.44

Dividends per common share	$1.26	$0.96	$0.88	$0.91	$0.46

Average shares of common stock

outstanding — diluted	669	657	649	645	408

	December 31,
in millions	2004	2003	2002	2001	2000

Balance Sheet data:

Current assets	$3,926	$4,561	$4,125	$3,735	$4,151
Property, plant and equipment, net	21,482	20,630	17,957	14,665	15,914
Noncurrent regulatory assets	4,790	5,226	5,546	5,774	6,045
Goodwill	4,705	4,719	4,992	5,335	5,186
Other deferred debits and other assets	7,867	6,800	5,249	5,460	5,378

Total assets	$42,770	$41,936	$37,869	$34,969	$36,674

Current liabilities	$4,882	$5,720	$5,874	$4,370	$4,993
Long-term debt, including long-term debt to financing trusts (a)	12,148	13,489	13,127	12,879	12,958
Regulatory liabilities	2,204	1,891	486	225	1,888
Other deferred credits and other liabilities	13,984	12,246	9,968	8,749	8,959
Minority interest	42	—	77	31	31
Preferred securities of subsidiaries (a)	87	87	595	613	630
Shareholders’ equity	9,423	8,503	7,742	8,102	7,215

Total liabilities and shareholders’ equity	$42,770	$41,936	$37,869	$34,969	$36,674

(a)	The mandatorily redeemable preferred securities of ComEd and PECO were reclassified as long-term debt to financing trusts in 2003 in accordance with FIN 46-R and FIN 46, “Consolidation of Variable Interest Entities” (FIN 46).